                                                   As filed on December 13, 2000
                                                      Registration No. 333-86141
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            AMERICAN SOFTWARE, INC.
                            -----------------------
               (Exact name of issuer as specified in its charter)


             GEORGIA                                           58-1098795
             -------                                           ----------
 (State or other jurisdiction of                            (I.R.S. Employer
  incorporation or organization)                           Identification No.)

            470 East Paces Ferry Road, N.E., Atlanta, Georgia 30305
            -------------------------------------------------------
                    (Address of Principal Executive Offices)

       American Software, Inc. Incentive Stock Option Plan, Nonqualified
       -----------------------------------------------------------------
               Stock Option Plan, 1991 Employee Stock Option Plan
               --------------------------------------------------
                   and Director and Officer Stock Option Plan
                   ------------------------------------------
                           (Full title of the plans)
                           -------------------------

Agent for Service:                               With Copies to:

Henry B. Levi, Esq.                              James C. Edenfield and
Gambrell & Stolz, L.L.P.                         Vincent C. Klinges
Suite 4300, SunTrust Plaza                       American Software, Inc.
303 Peachtree Street, N.E.                       470 East Paces Ferry Road, N.E.
Atlanta, Georgia 30308                           Atlanta, Georgia 30305

Telephone number of agent:
(404) 577-6000

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BACKGROUND
----------

On August 30, 1999, the Issuer filed with the Commission Registration Statement No. 333-86141 on Form S-8 in order to register 6,246,731 Class A Common Shares for issuance pursuant to the Issuer's Incentive Stock Option Plan, Nonqualified Stock Option Plan, 1991 Employee Stock Option Plan, and Directors and Officers Stock Option Plan. Under those Plans, 1,354,880 shares were issued under that Registration Statement pursuant to exercise of options during the period August 30, 1999 through August 28, 2000, leaving 4,891,851 registered shares unissued.

A new Registration Statement on Form S-8, Registration No. 333-44744, was filed on August 29, 2000, registering 5,833,583 Class A Common Shares under the Incentive Stock Option Plan, 1991 Employee Stock Option Plan, Directors and Officers Stock Option Plan and 2001 Stock Option Plan. The new Registration Statement was and is intended to replace Registration Statement No. 333-86141. The new Registration Statement applies to all shares issued pursuant to options exercised under the Plans on or after August 29, 2000.

DEREGISTRATION
--------------

Based upon the foregoing, the Issuer hereby deregisters the 4,891,851 Class A Common Shares heretofore registered and not sold pursuant to Registration Statement No. 333-86141.



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                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on November 30, 2000.

                        AMERICAN SOFTWARE, INC.


                        By: /s/ James C. Edenfield
                            --------------------------------------
                                James C. Edenfield, President
                                and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed below by the following persons in the capacities and on the dates indicated.

Name                            Capacity                       Date
----                            --------                       ----

/s/ James C. Edenfield          President, Chief               November 30, 2000
---------------------------     Executive Officer
James C. Edenfield              (Principal Executive Officer)
                                and Director

           *                    Chairman of the Board
---------------------------     of Directors
Thomas L. Newberry


           *                    Director
---------------------------
David H. Gambrell


           *                    Director
---------------------------
Thomas R. Williams


/s/ Vincent Klinges             Chief Financial Officer        November 30, 2000
---------------------------
Vincent Klinges


*By: /s/ James C. Edenfield                                    November 30, 2000
     ---------------------------------------
     James C. Edenfield, as Attorney-in-Fact




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